As filed with the Securities and Exchange Commission on December 22, 2022

Registration No. 333-106614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106614

UNDER

THE SECURITIES ACT OF 1933

CTS CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-0225010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4925 Indiana Avenue
Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

CTS Corporation Retirement Savings Plan

(Full title of the plan)

Scott L. D’Angelo

Vice President, General Counsel and Secretary

CTS Corporation

4925 Indiana Avenue

Lisle, Illinois 60532

(Name and address of agent for service)

(630) 577-8800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

CTS Corporation, an Indiana corporation (the “Registrant”), is filing this Post-Effective Amendment on Form S-8 (the “Post-Effective Amendment”) to deregister any and all securities (including plan interests) that remain unissued or unsold under the Registrant’s Registration Statement on Form S-8 (No. 333-106614) (the “Registration Statement”) relating specifically to the CTS Corporation Retirement Savings Plan (the “Plan”). The Registration Statement registered 3,000,000 shares of common stock, without par value, of the Registrant on June 27, 2003 for the Plan, plus an indeterminate amount of plan interests, to be offered and sold pursuant to the Plan. The offering pursuant to this Plan has concluded and, accordingly, this Post-Effective Amendment to the Registration Statement is being filed in order to deregister all securities specifically attributable to the Plan that were registered under the Registration Statement and remain unissued or unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on December 22, 2022.

CTS CORPORATION

By:	/s/ Scott L. D’Angelo
Name: Scott L. D’Angelo
Title: Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Date: December 22, 2022	/s/ Kieran O’Sullivan Kieran O’Sullivan Chairman, President and Chief Executive Officer (Principal Executive Officer)

Date: December 22, 2022	/s/ Ashish Agrawal Ashish Agrawal Vice President and Chief Financial Officer (Principal Financial Officer)

Date: December 22, 2022	/s/ Thomas M. White Thomas M. White Corporate Controller (Principal Accounting Officer)

Date: December 22, 2022	/s/ Donna Costello Donna Costello Director

Date: December 22, 2022	/s/ William S. Johnson William S. Johnson Director

Date: December 22, 2022	/s/ Ye Jane Li Ye Jane Li Director

Date: December 22, 2022	/s/ Robert A. Profusek Robert A. Profusek Director

Date: December 22, 2022	/s/ Alfonso G. Zulueta Alfonso G. Zulueta Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan referenced herein) have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on December 22, 2022.

CTS CORPORATION RETIREMENT SAVINGS PLAN

By:	/s/ Ashish Agrawal
Name: Ashish Agrawal
Title: Vice President and Chief Financial Officer